Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 26, 2023, relating to the consolidated financial statements of Kazia Therapeutics Limited appearing in the Company’s Annual Report on Form 20-F for the year ended June 30, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Our report refers to the audit of the adjustments described in Note 4 to restate and Note 5 to reclassify the 2022 and 2021 consolidated financial statements to correct an error and reclassification. We were not engaged to audit, review, or apply any procedures to the 2022 and 2021 consolidated financial statements of the Company other than with respect to the adjustments as described in Note 4 and Note 5.

We also consent to the reference to us under the caption ‘Experts’ in the Prospectus.

/S/ BDO Audit Pty Ltd
Sydney, Australia

May 29, 2024